Exhibit 4.1

                       [SCHERING-PLOUGH CORPORATION LOGO]

Incorporated under the laws
of the State of New Jersey

NUMBER                                                           SHARES

  NY

                          Schering-Plough Corporation           CUSIP 806605 10


THIS CERTIFIES THAT                                SEE REVERSE FOR EXPLANATION
                                                   OF CERTAIN ABBREVIATIONS

is the owner of

Fully paid and non-assessable common shares of the par value of $.50 each of Schering-Plough Corporation (hereinafter called the Corporation), transferable on the books of the Corporation by the holder hereof in person or by duty authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of Schering-Plough Corporation and all amendments thereto (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


[SCHERING-PLOUGH CORPORATE SEAL, NEW JERSEY]


Secretary                               Chairman and Chief Executive Officer


Dated                   Countersigned and Registered
                        The Bank of New York
                        Transfer Agent and Registrar
                        By

                               Authorized Signature






                          SCHERING-PLOUGH CORPORATION

        The Corporation will furnish to any shareholder, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Corporation at its principal office in Kenilworth, New Jersey, or to Transfer Agent named on the face of this certificate.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -          Custodian
                   ----------         ----------
                     (Cust)             (Minor)
                   under Uniform Gifts to Minors
                   Act
                      --------------------
                             (State)

Additional abbreviations may also be used though not in the above list.

For value received,           hereby sell, assign and transfer unto
                   -----------

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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   (Please print or typewrite name and address, including zip code, of assignee)
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                                                                        shares
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of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                       Attorney
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to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
     -----------------------


                             NOTICE: The signature to this assignment must
                                     correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED


-----------------------------------
(Signature must be guaranteed by a
member of a medallion signature
program)


This certificate evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Schering-Plough Corporation and The
Bank of New York, dated as of June 24, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Schering-Plough Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Schering-Plough Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.